UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described under Item 5.07 of this report, on May 31, 2017, the stockholders of The Advisory Board Company (the “Company”) voted at the Company’s 2017 annual meeting of stockholders (the “2017 annual meeting”) to approve an amendment (the “2009 plan amendment”) to The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan (the “2009 incentive plan”) to increase the total number of shares of the Company’s common stock issuable under the 2009 incentive plan by 1,000,000 shares. After giving effect to the 2009 plan amendment, 2,377,076 shares of common stock are available for future issuance under the 2009 incentive plan.

The Company’s Board of Directors approved the 2009 plan amendment, subject to stockholder approval at the 2017 annual meeting, on April 17, 2017 upon the recommendation of the Compensation Committee. The 2009 plan amendment became effective at the time of stockholder approval.

The 2009 incentive plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof, to officers and other employees of the Company and its subsidiaries, as well as to non-employee directors and eligible service providers.

A copy of the 2009 incentive plan, as amended by the 2009 plan amendment, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the 2009 incentive plan are described in the Company’s definitive proxy statement on Schedule 14A for the 2017 annual meeting filed with the Securities and Exchange Commission on April 21, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2017 annual meeting of stockholders on May 31, 2017. At the 2017 annual meeting, the Company’s stockholders voted on five proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2017 annual meeting filed with the Securities and Exchange Commission on April 21, 2017.

(b) The final voting results with respect to each proposal voted upon at the 2017 annual meeting are set forth below.

Proposal 1

The Company’s stockholders elected each of the nine nominees named in the proxy statement for the 2017 annual meeting to the Board of Directors for a one-year term expiring at the Company’s 2018 annual meeting of stockholders or until the election or qualification of a successor, as set forth below:

Name of Director Nominee	For	Against	Abstain	Broker Non- Votes
Sanju K. Bansal	32,159,730	330,357	830,776	3,222,462
David L. Felsenthal	32,208,270	281,854	830,739	3,222,462
Peter J. Grua	32,347,390	142,471	831,002	3,222,462
Nancy Killefer	32,061,835	428,551	830,477	3,222,462
Kelt Kindick	27,557,516	4,932,345	831,002	3,222,462
Robert W. Musslewhite	31,918,412	571,762	830,689	3,222,462
Mark R. Neaman	32,294,507	195,381	830,975	3,222,462
Leon D. Shapiro	32,294,166	195,682	831,015	3,222,462
LeAnne M. Zumwalt	32,357,393	132,705	830,765	3,222,462

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017, as set forth below:

For	Against	Abstentions
36,248,299	220,279	74,747

There were no broker non-votes with respect to this proposal.

Proposal 3

The Company’s stockholders approved an amendment to the Company’s 2009 incentive plan to increase the total number of shares of common stock issuable under the plan, as set forth below:

For	Against	Abstentions	Broker Non-Votes
23,259,961	9,324,828	736,074	3,222,462

Proposal 4

The Company’s stockholders approved, by an advisory vote, the Company’s named executive officer compensation as described in the proxy statement for the 2017 annual meeting, as set forth below:

For	Against	Abstentions	Broker Non-Votes
32,773,392	463,993	83,478	3,222,462

Proposal 5

The Company’s stockholders designated, by an advisory vote, every “1 year” as the frequency with which the Company should hold an advisory vote by stockholders to approve the Company’s named executive officer compensation, as set forth below:

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
30,199,477	293,065	2,729,624	98,697	3,222,462

(d) In light of the stockholder vote at the 2017 annual meeting on proposal 5 as reported above, and consistent with its recommendation to stockholders, the Company’s Board of Directors has determined that the Company will include an advisory vote in its proxy materials to approve the Company’s compensation of its named executive officers as disclosed in such proxy materials every 1 year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an exhibit to this report:

Exhibit No.	Exhibit

10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: June 1, 2017	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan.